Exhibit 99.3

Nuo Therapeutics Provides Update on Chapter 11 Bankruptcy Process and Proposed Plan of Reorganization

Enters into Collaboration Agreement with RestorixHealth to Market Aurix under CED Protocols

Conference Call Scheduled for Wednesday, March 30th at 4:30 ET

Gaithersburg, MD – March 29, 2016 – Nuo Therapeutics, Inc. (OTC: NUOT) (“Nuo” or the “Company”), today announced that the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an Order [Docket Entry No. 252] granting conditional approval to the Company’s Disclosure Statement for the First Amended Plan of Reorganization [Docket Entry No. 248] (the “Disclosure Statement”) in the ongoing Chapter 11 bankruptcy case (Case 16-10192) (the “Case”). The Court also approved an expedited pathway to the Company’s emergence from Chapter 11 by scheduling a combined hearing on April 25, 2016 to consider the adequacy of the Disclosure Statement and confirmation of the Company’s proposed First Amended Plan of Reorganization [Docket Entry No. 247] (the “Plan”). Copies of the Plan and Disclosure Statement can be accessed at http://dm.epiq11.com/NUO/Docket.

Under the proposed Plan, which is based on a term sheet agreed by the leading parties in interest in the Case, the Company would emerge from bankruptcy as a Reorganized Debtor pursuant to one of two possible scenarios, as further described below.

The Company additionally announced a collaboration agreement with RestorixHealth, Inc. (“Restorix”), a leading wound management company operating approximately 125 hospital outpatient wound care clinics. The collaboration agreement recently received Court approval. Under the agreement, Nuo and Restorix will collaborate to enroll wound care patients into the Coverage with Evidence Development (“CED”) protocols based on the newly effective national average reimbursement rate of $1,411 for Aurix. In exchange for certain local geographic exclusivity rights in up to 20 Restorix Partner Hospitals (expandable to 30 sites), the parties have developed an enrollment model with targeted patient enrollment in the three CED protocols totaling 1,600 patients over the initial 12-13 months. Both parties are enthusiastic about this important initiative which Nuo hopes can begin screening and treating patients in May 2016.

Nuo Therapeutics Proposed Plan of Reorganization

In the two scenarios mentioned above, Nuo, as the Reorganized Debtor and a public company, would either (i) continue in an independent manner upon the infusion of new equity capital (i.e., a “Successful Capital Raise” under “Scenario A”, as described in the Plan, funded by existing equity holders, third parties or some combination thereof) or (ii) in the event the capital raise is not successful (i.e., an “Unsuccessful Capital Raise” under “Scenario B” as described in the Plan), be owned 95% by Deerfield Mgmt, L.P. (“Deerfield”), the Company’s prepetition lender.

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For the Plan to be confirmed under Scenario A, the Company must have received by April 20, 2016, equity capital commitments of $10.5 million, of which $3 million can be in the form of irrevocable backstop commitments. If the requisite minimum equity capital is not timely committed, then Plan confirmation would be considered by the Court under Scenario B.

If the Plan is confirmed under Scenario A, the Company will assign all right, title, and interest in the Arthrex license agreement, and corresponding royalties, to Deerfield and Deerfield’s remaining secured claim, including $6 million in debtor-in-possession financing advanced after the commencement of the Case, will be exchanged for preferred equity interests having a face and liquidation value of approximately $29.3 million. While the exact terms of the Deerfield preferred equity interests will be further contained in a Plan Supplement to be filed by April 15, 2016, the instrument is expected to have no maturity, neither pay nor accrue any dividend, and simply represent a liquidation preference over common equity.

If the Plan is confirmed under Scenario B, the Company will assign all right, title, and interest in the Arthrex license agreement, and corresponding royalties, to Deerfield along with 95% of the new common stock in the Reorganized Debtor (which percentage may increase depending on whether existing equity holders accept their pro rata share of a pool of new equity in exchange for releases).

The Disclosure Statement provides important information and details regarding the proposed Plan. The Company urges existing investors to read and understand it fully. On March 31, 2016, the Company’s claims and noticing agent will mail the notice package associated with the Company’s Plan confirmation process to the Company’s common stockholders of record as of March 28, 2016.

IMPORTANT FURTHER INFORMATION FOR INVESTORS IN NUO COMMON STOCK (NUOT) - As indicated above, the record date for the matters requiring notice in the bankruptcy process was yesterday, March 28, 2016. Under either Scenario A or B, the proposed Plan contemplates the cancellation of all the Company’s existing common stock and the issuance of "New Common Stock" to new investors (solely under Scenario A) and potentially to existing investors (under both Scenario A and B) under certain conditions, the Company strongly cautions that further trading in the shares of the Company is inadvisable and likely to lead to complete financial loss. Investors are cautioned to consult with your financial advisor or brokerage firm for further guidance and information.

“I am delighted that Scenario A affords our shareholders, as well as potentially others, the opportunity to participate in a recapitalized and reorganized Nuo,” commented Acting CEO David Jorden. "Should we be successful in raising the necessary equity capital under Scenario A, then I believe the Company will be well positioned to capitalize on the significantly increased Medicare reimbursement rate for Aurix available to wound care providers and facilities. We firmly believe Restorix is the right partner for Nuo with incentives for both of us properly aligned for efficient and effective patient enrollment in the CED protocols. We have significant confidence in Aurix as a valuable treatment choice and an important element of an advanced wound care product array. Without question, we need to see the CED process favorably concluded in order to fully unlock the product’s inherent commercial value. While extraordinarily painful, the Company’s cost structure is now significantly reduced. As such, the commercial revenues available to Nuo through its continued sales and marketing efforts in Veteran Affairs and other federal account facilities in combination with the advantageous revenue opportunity available in the Restorix collaboration can positively impact the Company’s cash flow projections. As mandated by the bankruptcy process, the Company has provided financial projections over the next several years in the Disclosure Statement. Mindful of the caveats required for any set of projections, all Nuo shareholders are encouraged to direct their attention to these forward-looking statements.”

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The Company's financial advisor, Gordian Group, has been retained to act as the Company's exclusive financial advisor in connection with its proposed private placement of common stock to accredited investors under Scenario A.

Finally, the Company will host a conference call on Wednesday, March 30, 2016 at 4:30 PM ET/1:30 PM PT in order to provide more information and attempt to answer any questions.

Conference Call and Webcast:

Wednesday, March 30, 2016 @ 4:30 PM Eastern/1:30 PM Pacific

Domestic: 877-407-4018

International: 201-689-8471

Replays – Available through April 6, 2016

Domestic: 877-870-5176

International: 858-384-5517

Passcode: 13634152

About Nuo Therapeutics

Nuo Therapeutics, Inc. (the "Company" or “Nuo”) is a biomedical company that pioneers leading-edge biodynamic therapies for wound care. The Company's flagship product, Aurix is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information please visit www.nuot.com.

About RestorixHealth

RestorixHealth specializes in the development and management of comprehensive wound healing and Amputation Prevention Center® facilities. Forging strong relationships with their partners, RestorixHealth provides high quality, cost-efficient solutions to wound care that offer advanced treatment therapies along with hyperbaric oxygen therapy. Founded by physicians in 1997 to treat the growing incidence of chronic, non-healing wounds, RestorixHealth’s centers utilize a quality- and data-driven approach to consistently achieve high treatment success rates, resulting in a dramatic increase in patient quality of life. The company currently manages comprehensive centers throughout the United States in partnership with hospitals and health care facilities. For more information, visit http://www.restorixhealth.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These forward-looking statements include, but are not limited to, the Court's consideration and final approval of the Disclosure Statement and confirmation of the Company’s proposed Plan; our ability to consummate a Successful Capital Raise under Scenario A; the ability of the Company to emerge from Bankruptcy as a Reorganized Debtor pursuant to either Scenario A or Scenario B, as further described in the Plan; our ability to capitalize on the increased reimbursement rates for Aurix in the event we are able to consummate a Successful Capital Raise; our ability to take advantage of the increased reimbursement for Aurix under the collaboration agreement with Restorix; our ability to perform under the collaboration agreement with Restorix; our ability to successfully implement the enrollment model contemplated by the collaboration agreement with Restorix; our ability to realize efficiencies under the collaboration agreement with Restorix; whether the increased reimbursement rate for Aurix will unlock the inherent commercial value in Aurix; whether the assumptions and estimations contained in the financial projections included in the Disclosure Statement are successfully realized; whether execution under the collaboration agreement with Restorix will positively impact the Company's cash usage projections; our limited sources of working capital; our need for substantial additional financing; our ability to successfully access short term capital from alternative sources such as existing investors; our ability to maximize the value of our business assets for the benefit of all stakeholders; our ability to realize any revenue attributable to CMS's increased reimbursement rate for Aurix; whether the 2016 CMS reimbursement rate for Aurix is a financially appropriate, viable or sustainable reimbursement rate, or will otherwise allow us to capture Aurix's inherent value proposition; whether Gordian Group LLC will be able to assist us in any potential capital raise; the substantial risk that our common stock retains little or no value; and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

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Contact:

Nuo Therapeutics:

David Jorden

Acting CEO/CFO

(240) 499-2680

djorden@nuot.com

Gordian Group:

Peter Kaufman

Pat Caldwell

(212) 486-3600

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